As filed with the Securities and Exchange Commission on January 9, 2023

Registration No.333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nkarta, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-4515206
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Nkarta, Inc.

6000 Shoreline Court, Suite 102

South San Francisco, CA 94080
(Address, including zip code, of Principal Executive Offices)

Nkarta, Inc. 2020 Performance Incentive Plan

Nkarta, Inc. Employee Stock Purchase Plan

(Full title of the plan)

Paul J. Hastings

Chief Executive Officer

Nkarta, Inc.

6000 Shoreline Court, Suite 102

South San Francisco, CA 94080

415-582-4923

(Name, address and telephone number, including area code, of agent for service)

COPY TO:

C. Brophy Christensen, Jr., Esq.

O’Melveny & Myers LLP

Two Embarcadero Center, 28th Floor

San Francisco, California 94111-3823

(415) 984-8700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☑	Smaller reporting company ☑

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☑

EXPLANATORY NOTE

The Registrant is filing this Registration Statement for the purpose of registering additional shares of Common Stock issuable pursuant to the Registrant’s 2020 Performance Incentive Plan and the Registrant’s Employee Stock Purchase Plan and consists only of those items required by General Instruction E to Form S-8.

__________________________

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a) The Company’s Registration Statements on Form S-8, filed with the Commission on August 3, 2020, January 15, 2021, and March 17, 2022 (Commission File Nos. 333-240309, 333-252134, and 333-263650, respectively).

(b) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 17, 2022 (Commission File No. 001-39370).

(c) The portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 21, 2022 that are incorporated by reference in Part III of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2021 (Commission File No. 001-39370).

(d) The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, filed with the Commission on May 12, 2022, August 11, 2022, and November 9, 2022, respectively (each, Commission File No. 001-39370).

(e) The Company’s Current Reports on Form 8-K, filed with the Commission on March 29, 2022, April 25, 2022, April 28, 2022, May 16, 2022, June 10, 2022, and December 5, 2022 (each, Commission File No. 001-39370, and in each case only as to the information “filed” with the Commission thereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and not as to information “furnished” thereunder.

(f) The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on July 2, 2020 as modified by the description of the Company’s Common Stock contained in Exhibit 4.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (each, Commission File No. 001-39370), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 8. Exhibits

The exhibits to this Registration Statement are listed below.

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Nkarta, Inc. 2020 Performance Incentive Plan.	S-1/A	333-239301	10.4	7/2/2020

4.2	Nkarta, Inc. Employee Stock Purchase Plan	S-1/A	333-239301	10.5	7/2/2020

5	Opinion of O’Melveny & Myers LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of O’Melveny & Myers LLP (see Exhibit 5).

24	Power of Attorney (included on signature page thereto).
107	Filing Fee Table.					X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on January 9, 2023.

NKARTA, INC.

By:	/s/ Paul J. Hastings
Paul J. Hastings
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Paul J. Hastings and Nadir Mahmood, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul J. Hastings	Chief Executive Officer and Director	January 9, 2023
Paul J. Hastings	(Principal Executive Officer)

/s/ Nadir Mahmood	Chief Financial and Business Officer	January 9, 2023
Nadir Mahmood, Ph.D.	(Principal Financial and Accounting Officer)

/s/ Fouad Azzam	Director	January 9, 2023
Fouad Azzam, Ph.D., MBA

/s/ Ali Behbahani	Director	January 9, 2023
Ali Behbahani, M.D., MBA

/s/ Michael Dybbs	Director	January 9, 2023
Michael Dybbs, Ph.D.

/s/ Simeon George	Director	January 9, 2023
Simeon George, M.D., MBA

/s/ Leone Patterson	Director	January 9, 2023
Leone Patterson, MBA

/s/ Zachary Scheiner	Director	January 9, 2023
Zachary Scheiner, Ph.D.

/s/ Laura Shawver	Director	January 9, 2023
Laura Shawver, Ph.D.

/s/ Angela Thedinga	Director	January 9, 2023
Angela Thedinga